UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

Pacific Decision Sciences Corporation (“PDSC”), a wholly-owned subsidiary of Applied Digital Solutions, Inc. (the “Company”), entered into a Settlement and Mutual General Release of Claims Agreement (the “Agreement”), among PDSC, the Company, Anne Tahim, an Accountancy Corporation, and Anne Tahim, individually (collectively, “Tahim”). The settlement related to a claim by PDSC and the Company against Tahim. Tahim was engaged as PDSC’s independent accounting firm prior to the Company’s acquisition of PDSC in October 2000. Under the terms of the Agreement, which became effective on July 22, 2005 upon the release of all parties, Tahim is obligated to pay PDSC $540,000 in cash on or before July 29, 2005. The Agreement replaced a short-form letter agreement entered into by the parties on June 29, 2005.

A copy of the Agreement is included as Exhibit No. 10.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

As discussed in Item 1.01 of this Report, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Settlement and Mutual General Release of Claims Agreement among Pacific Decision Sciences Corporation, Applied Digital Solutions, Inc., Anne Tahim, an Accountancy Corporation, and Anne Tahim, individually

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date: July 26, 2005	By: /s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1
Settlement and Mutual General Release of Claims Agreement among Pacific Decision Sciences Corporation, Applied Digital Solutions, Inc., Anne Tahim, an Accountancy Corporation and Anne Tahim, individually